EXHIBIT 10.1

                            BUSINESS INSTALLMENT NOTE

                            Fixed Rate, Equal Payments

    (Unequal principal payments, interest on outstanding principal balance)


 $45,000.00	              Loan # _______________             Date: 08/13/01

For value received, by signing the application for a loan and receiving the proceeds of the loan disbursed by Bank ("Loan"), each Borrower named below (each of them if more than one is called "Borrower") jointly and severally promise(s) to pay to THE CHASE MANHATTAN BANK ("Bank") or to order at its office at (270 Park Avenue, New York, NY 10017-2070) the principal sum of FOURTY-FIVE THOUSAND AND 00/100 dollars ($45,000.00), together with interest calculated on the basis of a 365 or 366 day year as the case may be (except a 360 day year if all Borrowers are not individuals) for the actual number of days elapsed on the unpaid principal sum from time to time outstanding at a rate per annum equal to 7.500% in 60 equal consecutive monthly installments of $903.99 each, commencing on or about _______________ and thereafter on the _______ day of each subsequent month until payment in full of the unpaid principal amount hereof. Each installment shall be applied first to the payment of interest and then to the payment of principal.

If prepayment is made on this Note, a prepayment fee shall be applied to the amount prepaid. The fee is 5% of the prepaid amount if prepayment is made within one year from the date hereof. If Bank accelerates this Note following a default or Event of Default, any subsequent tender by or on behalf of Borrower of full payment of this Note is conclusively agreed to be an evasion of the prepayment fee provisions of this Note. Such a payment will be deemed a voluntary prepayment and be accompanied by payment of the prepayment fee.

If any payment is due and payable n a Saturday, Sunday or legal holiday under the laws of the state governing this Note, the due date shall be extended to the next succeeding business day and interest shall be payable at the then applicable rate during the extension. Time for payment extended by law shall be included in the computation of interest.

Any principal or interest which is not paid within 10 days after its due date (whether as scheduled, by acceleration or otherwise) shall be subject to a late payment charge of 5% of the total payment due, in addition to the payment of interest. Borrower agrees to pay and stipulates that 5% of the total payment due is a reasonable amount for a late payment charge. Borrower shall pay the late payment charge upon demand by Bank or, if billed, within the time specified.

Borrower authorizes and directs Bank to charge any account of Borrower maintained at any office of Bank with the amount of interest or principal or any fee due when due or as soon thereafter as practicable. If Borrower has expressly authorized and directed Bank to establish an automatic payment deduction from an account of Borrower with Bank, and the payment deduction authorization is later withdrawn, or the account is closed, the interest rate payable on this Note will thereafter increase by 1/2% per annum.

Anything in this Note to the contrary notwithstanding, Bank shall not charge, take or receive, and Borrower shall not be obligated to pay, interest in excess of the maximum nonusurious rate of interest from time to time permitted by applicable law (the "Highest Lawful Rate"). Any excess interest paid shall be refunded to Borrower or applied to any amount owing.

Borrower also agrees to pay upon demand of Bank a returned check fee in an amount not to exceed $25.00 on any check, draft, order or other instrument or form of remittance that is returned unpaid or dishonored for any reason.

In addition to all principal, interest and fees owning under this Note, any Borrower, guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of this Note (an "Obligor") agrees to pay upon demand: (a) all reasonable costs and expenses incurred by Bank and all owners and holders of this Note in collecting the amount owing under this Note through probate, reorganization, bankruptcy or any other proceeding; and (b) costs, expenses and reasonable attorneys' fees if and when this Note is placed in the hands of an attorney for collection or enforcement.

Borrower agrees to submit to Bank: (a) Annual financial statements, as soon as available, but in any event not later than 120 days after the close of each fiscal year of Borrower. Such statements shall be ( )audited ( )reviewed
( )compiled by an independent certified public accountant of recognized standing selected by Borrower and acceptable to Bank and shall include a balance sheet as at the end of such fiscal year and a statement of income and retained earnings, setting forth in each case in comparative form the corresponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the periods involved and with prior periods. Audited statements shall be certified by the accountant who prepared them. (b) Additional financial and other information as Bank may from time to time reasonably request, within the times requested.

The Loan shall be used exclusively for business or commercial purposes of Borrower and specifically not for the purchasing or carrying of "margin stock" as such term of similar purport and effect shall be defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time. Borrower specifically represents and warrants to Bank that it is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. If requested by Bank, Borrower will furnish to Bank a statement inconformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

The occurrence of any of the following events or conditions, with respect to an Obligor, is an "Event of Default": default in payment of any amount due pursuant to this Note; a default in any other obligation of any nature or description to Bank under this Note, the other Loan Documents or other agreements with Bank; default in payment of any obligation for borrowed money (other than this Note) or for the deferred purchase price of property; calling a meeting of any creditors; filing of a voluntary or involuntary petition or an order of relief under the Bankruptcy Code or any state or federal insolvency statute; appointment of a receiver, custodian, trustee, or assignee to take possession of property; entry of a judgment against an Obligor; failure to pay or remit any tax when assessed or due; death; dissolution; granting any security interest to another lender; suspension or liquidation of usual business; failing to furnish financial information in form satisfactory to Bank or to permit inspection of its books or records on request; making any misrepresentation to Bank in obtaining credit' or in Bank's determination, there has been an adverse change in the financial or business condition of an Obligor.

If any Event of Default occurs, then Bank may do any or all of the following:
(i) declare all principal, interest and other amounts which are or become owing under this Note or any other of the Loan Documents ("the Obligations") to be immediately due and payable, without notice of acceleration or of intention to accelerate, presentment, demand or protest or notice of any kind, all of which are hereby expressly waived; (ii) set off, in any order, against the Obligations any debt owing by Bank to any Obligor, including, but not limited to, any deposit account, which right is hereby granted by each Obligor to Bank; and
(iii) exercise any and all other rights under the Loan Documents, at law, in equity or otherwise.

Bank shall have a continuing lien on all property of each Obligor and the proceeds thereof held or received by Bank for any purpose.

Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consent and agree that their liabilities and obligations shall not be released or discharged by any or all of the following, whether with or without notice to them or any of them, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees that acceptance of any partial payment shall not constitute a waiver and that waiver of any default shall not constitute waiver of any prior or subsequent default.

Bank is hereby authorized, without further notice, to obtain the signatures of additional co-makers, to fill in any blank spaces in this Note, to date this Note as of the date when the loan is made and to correct patent errors therein. Each Borrower agrees that receipt of the Loan and delivery of this Note to Borrower in response to Borrower's application for the Loan is unconditional with respect to Borrower, and that the liability of each is absolute and unconditional without regard to the liability of any other party under this Note.

No term or provision of this Note may be changed without the prior written consent of Bank. Any notice to Bank shall be deemed effective only if sent to and received by Bank at the address set forth above. Any notice to Borrower shall be deemed sufficient if sent to Borrower at the last known address of Borrower appearing in Bank'[s records.

For purposes of this Note, any assignee or subsequent holder of this Note will be considered the "Bank," and each successor to Borrower will be considered the "Borrower."

As used herein, "Loan Documents" means the application for a Loan, this Note and any amendments made in accordance with this Note and any guaranties, documents and instruments now or hereafter executed or delivered to Bank in connection with the Loan.

Waivers. BY RECEIVING THE PROCEEDS OF THE LOAN, BORROWER KNOWLINGLY, VOLUNTARILY AND INTENTIONALLY VAIVE(S) (TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW); (a) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE OR ANY LOAN DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT BANK'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. (b) THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY BANK AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

This Note and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of new York. If any of the provisions of this Note shall be or become illegal or unenforceable under any law, the other provisions shall remain in full force and effect.

                                           INTERNATIONAL FREIGHT LOGISTICS LTD
                                           -----------------------------------
                                           (Name of Borrower)